UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2017

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Hi-Tech Park 2/4 Givat Ram, PO Box 39098, Jerusalem, Israel	91390
(Address of Principal Executive Offices)	(Zip Code)

+972-2-566-0001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On August 30, 2017, Oramed Pharmaceuticals Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. The final voting results are set forth below.

Stockholders voted on the following proposals:

Proposal No. 1 — Re-election of Directors.

The stockholders re-elected the following directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The votes were as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Miriam Kidron	4,501,507	165,409	21,183	3,856,779

Nadav Kidron	4,558,261	108,655	21,183	3,856,779

Aviad Friedman	4,638,735	30,399	18,965	3,856,779

Xiaopeng Li	4,493,283	164,653	30,163	3,856,779

Kevin Rakin	4,639,275	20,413	28,411	3,856,779

Leonard Sank	4,635,371	24,863	27,865	3,856,779

David Slager	4,639,890	19,763	28,446	3,856,779

Proposal No. 2 — Ratification of the Amendment to the Company’s Certificate of Incorporation.

The stockholders ratified the amendment to the Company’s Certificate of Incorporation filed on July 25, 2014 to increase the Company’s authorized common stock from 16,666,667 to 30,000,000 shares. The votes were as follows:

For	Against	Abstain	Broker Non-Votes

7,895,809	563,265	85,804	N/A

Proposal No. 3 — Ratification of Auditors.

The stockholders ratified the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the fiscal year ending August 31, 2017. The votes were as follows:

For	Against	Abstain	Broker Non-Votes

8,408,650	100,264	35,964	N/A

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Correction, dated August 30, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

September 5, 2017

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